INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-8 of our report dated November 27, l996, appear- ing in the Annual Report on Form l0-K/A of CEL-SCI Corporation for the year ended September 30, l996.

DELOITTE & TOUCHE LLP
Washington, D.C.
May 9, l997
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                      CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-8 whereby the Company proposes to sell 1,000,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                            Very truly yours,

                            HART & TRINEN

                            By  /s/ William T. Hart
                                 William T. Hart

Denver, Colorado
May 14, 1997